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                                                                    Exhibit 12.1

                         THE CHASE MANHATTAN CORPORATION
                                AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



Year Ended December 31, (in millions, except ratios)                                         1997
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
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                                                 $  5,910
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Fixed charges:
  Interest expense                                                                            7,037
  One third of rents, net of income from subleases(a)                                           109
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Total fixed charges                                                                           7,146
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Less: Equity in undistributed income of affiliates                                              (67)
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Earnings before taxes and fixed charges, excluding capitalized interest                    $ 12,989
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Fixed charges, as above                                                                    $  7,146
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Ratio of earnings to fixed charges                                                             1.82
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INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                                    $  7,146
Add: Interest on deposits                                                                     6,561
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Total fixed charges and interest on deposits                                               $ 13,707
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Earnings before taxes and fixed charges, excluding capitalized interest, as above          $ 12,989
Add: Interest on deposits                                                                     6,561
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Total earnings before taxes, fixed charges and interest on deposits                        $ 19,550
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Ratio of earnings to fixed charges                                                             1.43
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

(a) The proportion deemed representative of the interest factor.